EXHIBIT 10.28

                            EMPLOYMENT AGREEMENT

 THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made this first day of October, 2000, by and between American HealthChoice, Inc, a New York corporation (the "Company"), with its principal offices at 1300 W. Walnut Hill Lane, Suite 275, Irving, Texas, 75038 and John C. Stuecheli as Chief
 Financial Officer (hereinafter "CFO"), residing at 1861 Brown Blvd., Suite 612, Arlington, Texas, 76006, an individual.

                                  ARTICLE I
                            Employment and Duties

     Section 1.1. Employment. The Company hereby agrees to employ the CFO, and the CFO hereby agrees to such employment with the Company as an employee of the Company, upon the terms and conditions hereinafter set forth.

     Section 1.2. Duties. The CFO shall devote substantially all of his business time and energies to the business of the Company. The CFO agrees to perform such services not inconsistent with his position as CFO and as Controller as shall from time to time be assigned to him by the President of the Company.

                                  ARTICLE II
                              Term of Employment

      Section 2.1. Term. The CFO shall be employed by the Company for a period commencing on November 1, 2000. and, except as otherwise provided herein, ending three (3) years from such date. The term of this Agreement shall be extended by twelve months from the then effective expiration date if either party fails to give sixty (60) days notice of cancellation prior to the expiration date of this Agreement. The period of the CFO's employment hereunder, including any extension or extensions pursuant to the foregoing sentence, is referred to hereinafter as the "Employment Term".

     Section  2.2. Termination.   This Agreement, and  the employment of  the
 CFO hereunder, shall terminate prior to the expiration of the Employment Term in the following manner:

      a.   Retirement.

            (1)      This Agreement  shall terminate  automatically upon  the
                 CFO's Retirement, as defined hereinafter.

            (2)      For purposes of this  Agreement, "Retirement" means  the
                 termination of the CFO's employment initiated by the CFO whereby the CFO is entitled to receive an immediately payable benefit, including an early retirement benefit, under the Company's retirement plan, if any, generally applicable to its salaried employees or, under any retirement arrangement established with respect to the CFO with his consent, in eithercase, whether or not the CFO commences to receive such benefit at the time of such termination.

             (3)     Upon termination of  the CFO's employment  by reason  of
                 Retirement, the CFO shall be entitled to benefits determined in accordance with the Company's retirement, benefit and insurance programs in effect at such time.

      b. Terminationfor Cause.

         (1) The CFO's employment under this Agreement may be terminated for cause at any time, effective upon written notice by the President of the Company.

         (2) As used in this Agreement, "cause" shall be deemed to mean one or more of the following:

          (a)  The CFO's embezzlement or misappropriation of funds;

          (b)  The CFO's conviction of a felony involving moral turpitude;

          (c)  The CFO's commission of acts of dishonesty, fraud, or deceit;

          (d)  The CFO's breach of any material provision of this Agreement;

          (e)  The CFO's habitual or willful neglect of his duties;

          (f) The CFO's breach of fiduciary duty to the Company involving personal profit; or

          (g) The CFO's material violation of any other duty to the Company or its stockholders imposed by law or by the Board of Directors.

         (3) In the event that the Board of Directors acts to terminate the CFO for cause in accordance with paragraph (1), the CFO shall be paid all compensation and other sums due to him through the date of termination, including, without limitation, reimbursements for allowable expenses incurred by the CFO, but shall not be entitled toreceive any compensation or benefits thereafter.

     c.   Termination Without Cause.

          (1) Either Party can terminate this agreement without cause within the first ninety (90) days, which such time is the CFO's Probation Period. Should said termination take place within the Probation Period, then the Company would not be obligated to any obligations under Article III herein and CFO would still be subject to the provisions under Article IV. Should the Company and CFO agree to continue employment after the Probationary Period, then CFO shall be vested in the stock grant and stock options subject to the terms herein.

          (2) The Company may, at any time, terminate this Agreement without cause on sixty (60) days written notice to the CFO.

          (3) As used in this Agreement, the phrase "termination without cause" means termination of employment other than:

          (a)  Termination pursuant to Section 2.2.b. of this Agreement; or
          (b)  Termination pursuant to Section 2.2.d. of this Agreement; or
          (c)  The CFO's voluntary termination of his employment pursuant to
               Section 2.2.a. or otherwise.

          (4) If the CFO's employment with the Company is terminated without cause after the Probation Period, then Company will continue to pay as liquidated damages his then current Base Salary (as defined herein) for the next one hundred eighty (180) days immediately following the date of such termination (the "Severance Period") but at no time shall the said liquidated damages or Severance Period exceed the initial one year term of this Agreement.

          (5) If the Company elects to terminate this Agreement during the Probationary Period without cause, then the Company will agree to pay one month's salary to CFO over the same period, without incurring any other obligations.

     d.   Termination Upon Death or Disability.

          (1) If the CFO dies or becomes permanently disabled to the extent that he is unable to perform his duties under this Agreement, at such time as he is determined to be permanently disabled or upon death, he shall be deemed terminated and he, his heirs, or assigns, as applicable, shall receive an amount equal to eighty percent (80%) of his Base Salary for two (2) months, plus any bonus compensation to which the CFO would be entitled, pro rated to the date of death or permanent disability; provided, however, that the payment of such Base Salary shall be reduced by an amount equal to the sum of all benefits received by the CFO from (i) federal or state disability programs or
     (ii) any private disability plan provided by the Company. Payment of such sum shall be made in accordance with Section 3.1 hereof.

          (2) For purposes of this Agreement, the terin "permanently disabled" shall mean the CFO's inability to perform services by reason of illness or other incapacity for a period of more than one (1) month, established by medical evidence satisfactory to the Company.

          (3) All other benefits to which the CFO may be entitled following the CFO's termination for death or disability shall be determined in accordance with the plans, policies and practices of the Company then in effect.

    Section 2.3. Other Occurrences Upon Termination. Upon termination of this Agreement:

         a. The Company's obligation to provide the CFO with compensation and benefits as provided herein shall discontinue at the termination date of this Agreement except as otherwise required by law.

         b. The CFO shall comply fully with the provisions of Article IV. herein, including, without limitation, the surrender to the Company's designated agent of all property of the Company belonging thereto that is in the possession, custody or control of the CFO at the time of termination, including, but not limited to, keys, files, furnishings, reports, records, documents and the like; and

         c. With respect to any stock options, restricted stock, incentive plans, deferred compensation arrangements or other plans or programs in which the CFO is participating at the time of tennination of his employment, the CFO's rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan, this Agreement, and any separate agreement executed by the CFO which may then be in effect.

     Section 2.4. Mitigation of Amounts Payable Upon Termination. The CFO shall be required to mitigate the amount of any payment provided for in this Article H. by seeking other employment or otherwise, and the amount of any payment provided for in this Article H. shall be reduced by any compensation earned by the CFO as the result of employment by another employer after the date of the CFO's termination of employment, or otherwise.

                                  ARTICLE III
                             Compensation and Benefits

 Section 3.1. Base Salary.

     a. For all services rendered by the CFO during his employment under this Agreement, the Company shall pay the CFO as compensation a salary at the rate of one hundred ten thousand ($110,000) per year. All taxes and governmentally required withholdings shall be deducted in conformity with applicable laws.

     b. During the Employment Term, the CFO's salary shall be reviewed at least annually. Such review shall be conducted by the President of the Company.

    Section 3.2. Performance Bonus. In addition to such compensation as is to be payable to the CFO pursuant to the provisions of Section 3.1, the CFO shall be entitled to received an annual performance bonus defined as follows:

    a. For the year ended September 30, 2001, the CFO shall receive a Ten Thousand Dollar ($10,000.00) performance bonus if the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of American HealthChoice, Inc. for the fiscal year ended September 30, 2001, exceeds One Million Dollars ($1,000,000.00). The calculation, derived from the audited financial statements, shall be approved by the Compensation Committee and shall be paylable on December 31, 2001.

    b.   For the years  ended September 30, 2002  and 2003, the  Compensation
 Committee  shall  determine  the  target  EBITDA  and  the  amount  of   the
 performance bonus by January 1, 2002 and 2003 respectively.

    Section 3.3. Stock Award. In addition to such compensation as is to be payable to the CFO pursuant to the provisions of Section 3.1, the CFO shall be entitled to receive a stock award defined as follows:

           a. As added consideration for extending the term of the employment agreement, the Company, at its cost, will issue Five Hundred Thousand (500,000) shares of restricted common stock to CFO.

           b. For financial reporting and tax purposes, the share price shall be $.025 per share, which is the estimated fair market value as of October 1, 2000. The price per share is subject to review by the Company's auditors. The Company will report the market value as additional compensation on the CFO's Form W-2 in the calendar year in which the stock is issued.

     Section 3.4.   Benefits.   In  addition to,  and not  in lieu  of,  Base
 Salary, bonus or other compensation payable to the CFO hereunder, the CFO shall be entitled to the following benefits:

           a. Employee Benefits. The CFO shall be entitled to participate in the employee benefit programs generally available to employees of the Company, all in accordance with the Company's policies as in effect from time to time during the Employment Term.

           b. Health Insurance: Health insurance will be made available for the CFO, spouse, and children living at home, effective with date of employment, on the same terms as is generally available to employees of the Company, all in accordance with the Company's policies as in effect from time to time during the Employment Term.

           c. Vacations. The CFO shall be entitled to two (2) weeks of vacation (pro rated for periods of less than 12 months). After one year of employment CFO shall be entitled to three weeks or such greater length of time as may be approved from time to time by the President of the Company during each full year of his employment hereunder, with full pay in accordance with the vacation policy of the Company, such vacation to be taken by the CFO at such time or times as are consistent with the reasonable business needs of the Company. Vacation shall accrue as of the date hereof with respect to the Company's fiscal year 2001, and thereafter, any accrued vacation time not used during the year in which it is available to be taken will be lost.

           d. Business Expenses. The CFO shall be reimbursed in accordance with Company policies for any and all necessary and reasonable business expenses incurred by the CFO during the Employment Term.

           e.  Holidays.   The CFO shall be entitled to such holidays as  the
      Board of Directors may approve for all employees of the Company.

           f.   Sick Leave.  The CFO shall  be entitled to a maximum of  five
      (5) days paid sick leave per year because of sickness or accident.

           g. Dues and Licenses. The Company will pay on behalf of the CFO his annual licenses and dues to two professional organizations of CFO's choice, that is directly related to his employment.

           h. Continuing Professional Education. The Company will support the CFO's annual continuing professional education (CPE) requirements for up to forty (40) hours per year. Accordingly, the Company will reimburse the CFO to attend such professional meetings and seminars, to cover expenses for materials, course fees, travel, lodging, meals, etc. All expenses incurred by the CFO and to be reimbursed by the Company shall be reasonable.

                                  ARTICLE IV
                           Miscellaneous Provisions

 Section 4.1. Covenant Not to Compete with the Company.

     a. If this Agreement is terminated for any reason, the CFO, for a period of one (1) year after the date of termination (the "Noncompete Term"), shall not directly or indirectly own, manage, operate or control, or be employed by or participate in or be connected in any manner with the ownership, management, operation, or control of, any business or type of business, located within a ten (10) mile radius of any facility owned or operated by any member of the Company Group (as defined below) which renders medical, chiropractic or physical therapy services competitive with those of such member.

     b. In addition, the CFO agrees that for the duration of the Noncompete Term, he will not, either directly or indirectly: (i) make any use of or make known to any competing person, firm, or corporation the names or addresses of any potential or pending acquisition and/or the names of the patients of any member of the Company Group or any other information pertaining to said businesses, acquisitions, and/or patients; (ii) call on, solicit or take away, or attempt to call on, solicit or take away, any of the business, acquisitions, and/or patients of any member of the Company
 Group with whom the CFO became acquainted during his employment or association with the Company or any other member of the Company Group, for commercial or competitive purposes either for himself or for any other person, firm, or corporation; or (iii) solicit or take away or attempt to solicit or take away any person then employed (including any employee who had been employed by the Company or any other member of the Company Group within six (6) months prior to the time of the termination of this Agreement) by the Company or any other member of the Company Group, for purposes of employment by or any consulting relationship with himself or any other person, firm or corporation.

     c. As used herein, the phrase "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     d. Notwithstanding the provisions of paragraph "a" above in this Section, the CFO may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (i) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (ii) the CFO does not beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise.

     e. The CFO agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 4.3 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that if a court of competent jurisdiction determines that any provision of this Section is invalid or against public policy, the remaining provisions of this Section and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

     f. The CFO acknowledges that the business of the Company and the other members of the Company Group is national in scope and that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and the other members of the Company Group's investment in their respective businesses and the goodwill thereof. The CFO acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the CFO has been engaged in the business of the Company, the CFO's reputation in the markets for the businesses of the Company and the other members of the Company-Group and the CFO's relationship with the patients of the members of the Company Group. The CFO further acknowledges that the restrictions contained herein are not burdensome to the CFO in light of the consideration paid therefore and the other opportunities that remain open to the CFO. Moreover, the CFO acknowledges that he has other means available to him for the pursuit of his livelihood.

     9. The CFO acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the CFO agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

 Section 4.2. Confidentiality; Specific Performance.

     a. The CFO will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes, or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any other member of the Company Group, any Trade Secrets (as defined below) of the Company without first obtaining the written consent of the Company.

     b. The CFO will not at any time during his employment with the Company or for a period of two (2) years after termination of his employment, disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any other member of the Company Group, any Confidential Information (as defined below) of the Company or any other member of the Company Group which is disclosed to or learned by the CFO during employment with the Company. The CFO acknowledges that Confidential Information and materials developed by the CFO, or Confidential Information and materials received by the Company in confidence from third parties, are also included within the meaning and provisions of this Section.

     c. As used herein, "Trade Secrets" means the whole or any portion or phase of technical information, design, process, procedure, formula or improvement known or used by the Company or any other member of the Company Group that is valuable and secret (in the sense that it is not generally known to competitors of the Company). To the extent consistent with the foregoing, Trade Secrets include (without limitation) the specialized information and technology that provide any member of the Company Group with an advantage over competitors or potential competitors in its industry.

     d. As used herein, "Confidential Information" means, with respect to any person, any data or information known by that person related to the business of the person, other than Trade Secrets, that is of competitive significance to the person and not generally known by or available to the public or are maintained as confidential by such person. To the extent consistent with the foregoing, "Confidential Information" includes (without limitation): patient records; cost data (such as labor or material costs pertaining to services) of the Company; the identity and location of vendors and the terms of sales (including prices) negotiated with such vendors; data relating to sales - by patient, by location, by service category, or by sales price; patient lists; financial information that has not been released to the public; future business plans, marketing strategies, or advertising campaigns; and personnel files.

      e. The CFO agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom in any way relating to the business of the Company and any other member of the Company Group, except that he may retain personal notes, notebooks and diaries. The CFO ftirther agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any other member of the Company Group.

      f. The CFO acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the CFO agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     Section 4.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 4.4. Arbitration.

      a. As part of the consideration for this contract, both Employer and Employee agree that any disputes under this agreement shall be resolved through binding arbitration in accordance with the rules of the American Arbitration Association. Venue for such arbitration shall be in Dallas, Texas. The decision and/or award of the arbitrator(s) shall be final and may be enforced in any court having jurisdiction over the party against whom enforcement is sought. In the event either party resorts to legal action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorneys' fees.

      b. Awards shall be final and binding on all parties to the extent and in the manner provided by Texas law; provided that an arbitration award shall not be binding on the Company to the extent such award exceeds the maximum amount the Company would be required to pay the CFO pursuant to the express terms of this Agreement. All awards may be filed by any party with the Clerk of the District Court in the County of Dallas, Texas and an appropriate judgment entered thereon and execution issued therefore. At the election of any party said award may also be filed, and judgment entered thereon and execution issued therefore, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such award is rendered or its property.

      Section 4.5. Entire Agreement: Amendments; Effectiveness. This Agreement shall supersede any and all existing employment, change in control or severance agreements between the CFO and the Company or any of its respective affiliates and contains the entire understanding of the parties with respect to the employment of the CFO by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter hereof other than those expressly set forth herein. No provisions of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by each of the parties hereto. THIS AGREEMENT AND ANY AMENDMENT HERETO SHALL NOT BE EFFECTIVE UNLESS AND UNTIL SIGNED BY THE COMPANY AND THE CFO.

     Section 4.6. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     Section 4.7. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     Section 4.8. Assignment. This Agreement is personal to each of the parties hereto, and, except as otherwise provided, neither party hereto may assign, transfer in any way, or delegate any of their respective rights or obligations hereunder. This Agreement and all of the rights and obligations of Company hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any "affiliate" of Company, but any such assignment or transfer shall not relieve Company of any obligations hereunder.

     Section 4.9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth in the opening of this Agreement; provided that all notices to the Company shall be directed to the attention of the Chief Operating Officer or the President, or to such other address as either party may have Rimished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     Section 4.10. Headings. The headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

     Section 4.11. Enforcement. In the event either party resorts to legal action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorneys' fees.

     Section 4.12. Counterparts. This Agreement (and any written amendment thereto) may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     Section 4.13. Survival of the CFO's Obligations. The CFO's obligations under this Agreement shall survive regardless of whether the CFO's employment by the Company is terminated, voluntarily or involuntarily, by the Company or the CFO, with or without cause.

 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    COMPANY:

 CFO:                               American HealthChoice, Inc.


 _____________________________      ____________________________
 John C. Stuecheli                  Dr. J. Wes Stucki, President